Exhibit 99.3

                       LETTERHEAD OF THE COCA-COLA COMPANY


   Cynthia McCague                                        Address Reply To
Senior Vice President,                                 P.O. Box 1734 NAT 2413
   Human Resources                                    Atlanta, Georgia  30301
                                                            404-676-3131
                                                          Fax:  404-598-3131


                               February 17, 2005


Mary Minnick
Atlanta, Georgia


Dear Mary,

This letter confirms how the Company will manage your housing allowance related to your upcoming international assignment in Hong Kong.

While you are located in Hong Kong, the Company will directly pay actual housing costs. Any amounts in excess of those actual costs up to the maximum housing allowance provided by the terms of the International Service Program will be paid to you, net of tax, to offset other living expenses.

This provision will be reviewed periodically and with each international assignment.

Sincerely,

/s/ Cynthia McCague

Cynthia McCague